Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in
any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

LETTER OF TRANSMITTAL

AMERICAN PACIFIC CORPORATION

Offer to Exchange

Up to $110,000,000 aggregate principal amount of

9% Senior Notes due 2015 that have been registered under the Securities Act of 1933, as amended

For

An equal aggregate principal amount of

Outstanding 9% Senior Notes due 2015

Pursuant to the Prospectus dated          , 2007

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2007, UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF OUTSTANDING NOTES (AS DEFINED BELOW) MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent is:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By registered or certified mail, hand or overnight delivery:	Facsimile transmissions:	For additional information:

Wells Fargo Bank, National Association	(213) 614-3355	Wells Fargo Bank, National Association
Corporate Trust Department		Corporate Trust Department
707 Wilshire Blvd, 17th Floor	Confirm by	707 Wilshire Blvd, 17th Floor
Los Angeles, CA 90017	telephone:	Los Angeles, CA 90017
Attn: Maddy Hall, Assistant Vice President		(213) 614-2588
	(213) 614-2588	Attn: Maddy Hall, Assistant Vice President

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT. THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. DO NOT DELIVER THIS LETTER OF TRANSMITTAL TO AMERICAN PACIFIC CORPORATION.

By execution hereof, the undersigned acknowledges receipt of the prospectus dated          , 2007 (the “Prospectus”), of American Pacific Corporation, a Delaware corporation (the “Company”), and this letter of transmittal and the instructions hereto (the “Letter of Transmittal”), which together constitute the Company’s offer to exchange (the “Exchange Offer”) up to $110 million in aggregate principal amount of the Company’s 9% Senior Notes due 2015 that have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for an equal principal amount of the Company’s previously issued and currently outstanding 9% Senior Notes due 2015 (the “Outstanding Notes”). Recipients of the Prospectus should read the requirements described in the Prospectus with respect to their eligibility to participate in the Exchange Offer. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

PLEASE CAREFULLY READ THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE DETAILED INSTRUCTIONS BELOW, BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

This Letter of Transmittal is to be completed and delivered by a holder of Outstanding Notes:

•	if a tender is to be made by delivering certificates representing Outstanding Notes with this letter of transmittal;

•	if a tender of Outstanding Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at the Depository Trust Company (“DTC”) pursuant to the procedures set forth in the “Exchange Offer” section of the Prospectus and the tender is not being made through the Automated Tender Offer Program of DTC (“ATOP”); or

•	if a tender is made pursuant to the guaranteed delivery procedures in the section of the Prospectus entitled “The Exchange Offer — Guaranteed Delivery Procedures.”

Holders of Outstanding Notes that are tendering by book-entry transfer to the account maintained by the Exchange Agent at DTC can execute the tender through ATOP for which the Exchange Offer will be eligible. DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send an agent’s message forming part of a book-entry transfer in which the participant agrees to be bound by the terms of the Letter of Transmittal (an “Agent’s Message”) to the Exchange Agent for its acceptance on or before the Expiration Date. To be timely, book-entry delivery of Outstanding Notes requires receipt of a confirmation of a book-entry transfer on or before the Expiration Date.

In order to properly complete this Letter of Transmittal, a holder of Outstanding Notes must: (i) complete the box entitled “Description of Outstanding Notes Tendered”; (ii) if appropriate, check and complete the boxes relating to book-entry transfer, guaranteed delivery, Special Issuance Instructions and Special Delivery Instructions; (iii) sign the Letter of Transmittal by completing the box entitled “Sign Here to Tender Your Outstanding Notes in the Exchange Offer;” and (iv) complete the substitute Form W-9.

Holders of Outstanding Notes who desire to tender their Outstanding Notes for exchange, but (i) such holder’s Outstanding Notes are not immediately available, (ii) such holder cannot deliver their Outstanding Notes, this Letter of Transmittal and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date, or (iii) such holder cannot complete the procedures for delivery by book-entry transfer on or prior to the Expiration Date, may tender their Outstanding Notes according to the guaranteed delivery procedures set forth in the section of the Prospectus entitled “The Exchange Offer — Guaranteed Delivery Procedures.” See Instruction 2.

DELIVERY OF DOCUMENTS TO DTC OR THE COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. IN ORDER TO ENSURE PARTICIPATION IN THE EXCHANGE OFFER, OUTSTANDING NOTES MUST BE PROPERLY TENDERED PRIOR TO THE EXPIRATION DATE.

Holders of Outstanding Notes who wish to tender their Outstanding Notes for exchange must complete columns (1) through (3) in the box below entitled “Description of Outstanding Notes Tendered,” and sign the box below entitled “Sign Here to Tender Your Outstanding Notes in the Exchange Offer.” If only those columns are completed, such holder of Outstanding Notes will have tendered for exchange all Outstanding Notes listed in column (3) below. If the holder of Outstanding Notes wishes to tender for exchange less than all of such Outstanding Notes, column (4) must be completed in full. In such case, such holder of Outstanding Notes should refer to Instruction 5.

The Exchange Offer may be extended, terminated or amended, as provided in the Prospectus. During any such extension of the Exchange Offer, all Outstanding Notes previously tendered and not validly withdrawn pursuant to the Exchange Offer will remain subject to such Exchange Offer. If the Exchange Offer is amended in a manner we deem to constitute a material change, we will promptly disclose the amendment by means of a supplement to the Prospectus that will be distributed to the registered holders of the Outstanding Notes. Any delay in acceptance, extension, termination or amendment will be followed promptly by an oral or written notice of the event to the Exchange Agent. We will also make a public announcement of the event.

The undersigned hereby tenders for exchange the Outstanding Notes described in the box entitled “Description of Outstanding Notes Tendered” below pursuant to the terms and conditions described in the Prospectus and this Letter of Transmittal.

DESCRIPTION OF OUTSTANDING NOTES TENDERED
(1)		(3)	(4)
Name(s) and Address(es) of Registered	(2)	Aggregate Principal	Principal Amount
Owner(s)	Certificate	Amount Represented by	Tendered for Exchange
(Please fill in, if blank)	Number(s)	Certificate(s)(A)	(if less than all)(B)

Total Principal Amount of Outstanding Notes Tendered

(A)	Unless otherwise indicated, any tendering holder will be deemed to have tendered the entire principal amount represented by the Outstanding Notes indicated in this column. See Instruction 5.

(B)	The minimum permitted tender is $1,000 in principal amount of Outstanding Notes. All other tenders must be integral multiples of $1,000. See Instruction 5.

[ ]	CHECK HERE IF TENDERED OUTSTANDING NOTES ARE ENCLOSED HEREWITH.

[ ]	CHECK HERE IF TENDERED OUTSTANDING NOTES ARE BEING DELIVERED BY DTC TO THE EXCHANGE AGENT’S ACCOUNT AT DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Book-Entry Number:

Transaction Code Number:

[ ]	CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED OUTSTANDING NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name(s) of Registered Holders:

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution (as defined below) that Guaranteed Delivery:

Name of Tendering Institution:

DTC Book-Entry Number:

Transaction Code Number:

[ ]	CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED OUTSTANDING NOTES ARE TO BE RETURNED BY CREDITING THE DTC BOOK-ENTRY NUMBER SET FORTH ABOVE.

[ ]	CHECK HERE IF YOU ARE A BROKER-DEALER WHO HOLDS OUTSTANDING NOTES ACQUIRED FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE COPIES OF THE PROSPECTUS AND COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO FOR USE IN CONNECTION WITH RESALES OF EXCHANGE NOTES RECEIVED FOR YOUR OWN ACCOUNT IN EXCHANGE FOR SUCH OUTSTANDING NOTES.

Name:

Address:

Aggregate Principal Amount of Outstanding Notes so Held:

Only registered holders are entitled to tender their Outstanding Notes for exchange in the Exchange Offer. Any financial institution that is a participant in DTC’s system and whose name appears on a security position listing as the record owner of the Outstanding Notes and who wishes to make book-entry delivery of Outstanding Notes as described above must complete and execute a participant’s letter (which will be distributed to participants by DTC) instructing DTC’s nominee to tender such Outstanding Notes for exchange.

Persons who are beneficial owners of Outstanding Notes but are not registered holders (i.e., their notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) and who seek to tender Outstanding Notes should:

•	contact the registered holder of such Outstanding Notes promptly and instruct such registered holder to tender on his or her behalf;

•	obtain and include with this Letter of Transmittal Outstanding Notes properly endorsed for transfer by the registered holder or accompanied by a properly completed bond power from the registered holder, with signatures on the endorsement or bond power guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution, each an “Eligible Institution,” that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act; or

•	effect a record transfer of such Outstanding Notes from the registered holder to such beneficial owner and comply with the requirements applicable to registered holders for tendering Outstanding Notes prior to the Expiration Date.

See the section titled “The Exchange Offer — Procedures for Tendering Outstanding Notes” in the Prospectus.

SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company for exchange the aggregate principal amount of Outstanding Notes indicated in this Letter of Transmittal. Subject to, and effective upon, the acceptance for exchange of the Outstanding Notes tendered herewith, the undersigned hereby sells, assigns, transfers and exchanges to, or upon the order of, the Company all right, title and interest in and to all such Outstanding Notes tendered for exchange hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as agent of the Company) with respect to such Outstanding Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

•	deliver such Outstanding Notes in registered certificated form, or transfer ownership of such Outstanding Notes through book-entry transfer at the book-entry transfer facility, to or upon the order of the Company, upon receipt by the Exchange Agent, as the undersigned’s agent, of the same aggregate principal amount of the Exchange Notes;

•	present and deliver such Outstanding Notes for transfer on the books of the Company; and

•	receive all benefits or otherwise exercise all rights and incidents of beneficial ownership of such Outstanding Notes, all in accordance with the terms of the Exchange Offer.

The undersigned represents and warrants that it has full power and authority to tender, sell, assign, exchange, and transfer the Outstanding Notes tendered hereby and that the Company will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the same are accepted by the Company. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Outstanding Notes or transfer ownership of such Outstanding Notes on the account books maintained by the book-entry transfer facility. The undersigned further agrees that acceptance of any and all validly tendered Outstanding Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the registration rights agreement entered into with the guarantors and the initial purchaser named therein on February 6, 2007 (the “Registration Rights Agreement”) and the Company shall have no further obligations or liabilities thereunder except as expressly stated therein.

By tendering, each holder of Outstanding Notes represents that: (i) the Exchange Notes to be acquired in connection with the Exchange Offer by the holder and each beneficial owner of the Outstanding Notes will be acquired by the holder and each beneficial owner in the ordinary course of business of the holder and each beneficial owner; (ii) the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act; (iii) the holder and each beneficial owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the applicable no-action letters (see “The Exchange Offer — Resales of the Exchange Notes” in the Prospectus); (iv) if the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market making or other trading activities, then such holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes acquired in the Exchange Offer; (v) neither the holder nor any beneficial owner is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of us or any guarantor of the Outstanding Notes; (v) it is not a broker-dealer that acquired its Outstanding Notes directly from us in order to resell them in reliance on Rule 144A of the Securities Act or any other available exemption under the Securities Act; and (vi) in connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties set forth in this Letter of Transmittal.

The undersigned acknowledges that the Company is making this Exchange Offer in reliance on the position of the staff of the Commission, as set forth in certain interpretive letters issued to third parties in other transactions. Based on the Commission interpretations, the Company believes that the Exchange Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Outstanding Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the provisions of the Securities Act) without further compliance with the registration and prospectus delivery provisions of the Securities Act; provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Notes and have no arrangement with any person to participate in the distribution of such Exchange Notes. However, the Company does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of an interpretive letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in other circumstances.

If the undersigned is not a broker-dealer, the undersigned represents and warrants that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. If any holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, the undersigned represents that the Outstanding Notes were acquired for its own account as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Outstanding Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Company has agreed to amend or supplement the Prospectus from time to time, so that such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, for a period of up to 180 days after the Expiration Date (as such period may be extended as discussed below), in order to expedite or facilitate the disposition of Exchange Notes by participating broker-dealers consistent with the positions of the staff of the Commission noted above. The Company has agreed to notify such broker-dealers to suspend use of the Prospectus as promptly as practicable after the happening of any event during the aforementioned period that makes any statement in the Prospectus untrue in any material respect or that requires the making of any changes in the Prospectus to make the statements therein not misleading. In that regard, each broker-dealer agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. If the Company gives such notice to suspend the sale of the Exchange Notes, it shall extend the 180-day period referred to above during which broker-dealers are entitled to use the Prospectus in connection with the resale of Exchange Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Exchange Notes or to and including the date on which the Company has given notice that the sale of Exchange Notes may be resumed, as the case may be. The Company has agreed that participating broker-dealers are authorized to deliver such Prospectus, as so amended or supplemented, during such period, as may be extended, in connection with such dispositions.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy, and personal and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Outstanding Notes properly tendered may be withdrawn at any time prior to the Expiration Date in accordance with the terms of this Letter of Transmittal.

The Exchange Offer is subject to certain conditions, each of which may be waived or modified by the Company, in whole or in part, at any time and from time to time, as described in the Prospectus under the caption “The Exchange Offer — Conditions of the Exchange Offer.” The undersigned recognizes that as a result of such conditions the Company may not be required to accept for exchange, or to issue Exchange Notes in exchange for, any of the Outstanding Notes properly tendered hereby. In such event, the tendered Outstanding Notes not accepted for exchange will be returned to the undersigned without cost to the undersigned at the address shown below the undersigned’s signature(s) unless otherwise indicated under “Special Issuance Instructions” below.

Unless otherwise indicated under “Special Issuance Instructions” below, please return any certificates representing Outstanding Notes not tendered or not accepted for exchange in the name(s) of the holders appearing under “Description of Outstanding Notes Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail any certificates representing Outstanding Notes not tendered or not accepted for exchange (and accompanying documents as appropriate) to the address(es) of the holders appearing under “Description of Outstanding Notes Tendered.” In the event that both the “Special Issuance Instructions” and the “Special Delivery Instructions” are completed, please issue the certificates representing the Exchange Notes issued in exchange for the Outstanding Notes accepted for exchange in the name(s) of, and return any Outstanding Notes not tendered or not accepted for exchange to, the person or persons so indicated. Unless otherwise indicated under “Special Issuance Instructions,” in the case of a book-entry delivery of Outstanding Notes, please credit the account maintained at DTC with any Outstanding Notes not tendered or not accepted for exchange. The undersigned recognizes that the Company does not have any obligation pursuant to the Special Issuance Instructions, to transfer any Outstanding Notes from the name of the holder thereof if the Company does not accept for exchange any of the Outstanding Notes so tendered or if such transfer would not be in compliance with any transfer restrictions applicable to such Outstanding Notes.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 1, 6, 7 and 8)

To be completed ONLY if (i) Exchange Notes issued in exchange for Outstanding Notes, certificates for Outstanding Notes in a principal amount not exchanged for Exchange Notes, or Outstanding Notes (if any) not tendered for exchange are to be issued in the name of someone other than the undersigned, or (ii) Outstanding Notes tendered by book-entry transfer which are not exchanged are to be returned by credit to an account maintained at DTC other than the account indicated above in the box entitled, “Description of Outstanding Notes Tendered.”

Issue to:

Name:
(Please Print)

Address:

(Include Zip Code)

Taxpayer Identification or Social Security Number:

Credit Outstanding Notes not exchanged and delivered by book-entry transfer to the DTC account set forth below:

(Account Number)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 6, 7 and 8)

To be completed ONLY if the Exchange Notes issued in exchange for Outstanding Notes, certificates for Outstanding Notes in a principal amount not exchanged for Exchange Notes, or Outstanding Notes (if any) not tendered for exchange are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above in the box entitled, “Description of Outstanding Notes Tendered.”

Mail to:

Name:
(Please Print)

Address:

(Include Zip Code)

Taxpayer Identification or Social Security Number:

SIGN HERE TO TENDER YOUR OUTSTANDING NOTES IN THE EXCHANGE OFFER

SIGNATURE(S) OF HOLDERS OF OUTSTANDING NOTES

The undersigned has read and agrees to all of the terms of the Exchange Offer.

X	Date:

X	Date:
Signature of Owner

This Letter of Transmittal must be signed by the registered holders of Outstanding Notes exactly as the name(s) appear(s) on certificate(s) representing the Outstanding Notes or on a security position listing or by person(s) authorized to become registered holders by certificates and documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.

Name(s):	Address:
(Please Print)	(Include Zip Code)
Capacity:	Telephone Number:
(Full Title)	(Include Area Code)

GUARANTEE OF SIGNATURE(S)
(If required — see Instructions 1 and 6)

Signature(s) Guaranteed by:
(Authorized Signature)

(Title of Officer Signing this Guarantee)

(Name of Eligible Institution Guaranteeing Signatures — Please Print)

(Address and Telephone Number of Eligible Institution Guaranteeing Signatures)

Date:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1.  Guarantee of Signatures. Signatures on this Letter of Transmittal or notice of withdrawal, as the case may be, need not be guaranteed by an Eligible Institution if: (i) tendered Outstanding Notes are registered in the name of the signer of the Letter of Transmittal, unless such holder has completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions”; (ii) the Exchange Notes to be issued in exchange for the Outstanding Notes are to be issued in the name of the holder; and (iii) any untendered Outstanding Notes are to be reissued in the name of the holder.

In any other case: (a) the certificates representing the tendered Outstanding Notes must be properly endorsed for transfer by the registered holder or be accompanied by a properly completed bond power from the registered holder or appropriate powers of attorney, in a form satisfactory to us; (b) the tendered Outstanding Notes must be duly executed by the holder; and (c) signatures on the endorsement, bond power or powers of attorney must be guaranteed by an Eligible Institution.

If the Exchange Notes or Outstanding Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note registrar for the Outstanding Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

Persons who are beneficial owners of Outstanding Notes but are not the registered holder and who seek to tender Outstanding Notes for exchange should:

•	promptly contact the registered holder of such Outstanding Notes and instruct such registered holders to tender on his or her behalf;

•	obtain and include with this Letter of Transmittal, Outstanding Notes properly endorsed for transfer by the registered holder or accompanied by a properly completed bond power from the registered holder, with signatures on the endorsement or bond power guaranteed by an Eligible Institution; or

•	effect a record transfer of such Outstanding Notes from the registered holder to such beneficial owner and comply with the requirements applicable to registered holders for tendering Outstanding Notes prior to the Expiration Date. See Instruction 6.

2.  Delivery of this Letter of Transmittal and Certificates for Outstanding Notes or Book-Entry Confirmations; Guaranteed Delivery Procedures. This Letter of Transmittal is to be completed by a holder:

•	if a tender is to be made by delivering certificates representing Outstanding Notes with this letter of transmittal;

•	if a tender of Outstanding Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC pursuant to the procedures set forth in the “Exchange Offer” section of the Prospectus and the tender is not being made through ATOP; or

•	if a tender is made pursuant to the guaranteed delivery procedures in the section of the Prospectus entitled “The Exchange Offer — Guaranteed Delivery Procedures.”

All physically delivered Outstanding Notes (or a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Outstanding Notes delivered electronically), as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimiles thereof) and any other required documents, must be received by the Exchange Agent at its address set forth on the cover of this Letter of Transmittal prior to the Expiration Date or the tendering holder must comply with the guaranteed delivery procedures set forth below. Delivery of the documents to DTC or the Company does not constitute delivery to the Exchange Agent.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, OUTSTANDING NOTES AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS SUGGESTED THAT HOLDERS USE PROPERLY INSURED REGISTERED MAIL (RETURN RECEIPT REQUESTED), OVERNIGHT COURIER OR HAND DELIVERY SERVICE, AND THAT THE MAILING BE SUFFICIENTLY IN ADVANCE OF THE

EXPIRATION DATE, TO PERMIT DELIVERY TO THE EXCHANGE AGENT PRIOR TO SUCH DATE. EXCEPT AS OTHERWISE PROVIDED BELOW, THE DELIVERY WILL BE DEEMED MADE WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. THIS LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TENDERED FOR EXCHANGE IN THE EXCHANGE OFFER SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE COMPANY.

A holder of Outstanding Notes who desires to tender their Outstanding Notes for exchange, but (i) such holder’s Outstanding Notes are not immediately available, (ii) such holder cannot deliver their Outstanding Notes, this Letter of Transmittal and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date, or (iii) such holder cannot complete the procedures for delivery by book-entry transfer on or prior to the Expiration Date, may tender their Outstanding Notes according to the guaranteed delivery procedures set forth in the section of the Prospectus entitled “The Exchange Offer — Guaranteed Delivery Procedures.”

Pursuant to the guaranteed delivery procedures:

•	your tender of Outstanding Notes must be made by or through an Eligible Institution and you must properly complete and duly execute a Notice of Guaranteed Delivery;

•	on or prior to the Expiration Date, the Exchange Agent must have received from you and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the tendered Outstanding Notes, and the principal amount of tendered Outstanding Notes, stating that the tender is being made thereby and guaranteeing that, within three (3) business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Outstanding Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent; and

•	such properly completed and executed documents required by the Letter of Transmittal and the tendered Outstanding Notes in proper form for transfer (or confirmation of a book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC) must be received by the Exchange Agent within three (3) business days after the Expiration Date.

Any holder who wishes to tender their Outstanding Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery relating to such Outstanding Notes prior to 5:00 p.m., New York City time, on the Expiration Date.

Unless Outstanding Notes being tendered by the above-described method are deposited with the Exchange Agent, a tender will be deemed to have been received as of the date when the tendering holder’s properly completed and duly signed Letter of Transmittal, or a properly transmitted agent’s message, accompanied by the Outstanding Notes or a confirmation of book-entry transfer of the Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility is received by the Exchange Agent.

Issuances of Exchange Notes in exchange for Outstanding Notes tendered pursuant to a notice of guaranteed delivery will be made only against deposit of this Letter of Transmittal and any other required documents and the tendered Outstanding Notes or a confirmation of book-entry and an agent’s message.

All tendering holders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Outstanding Notes for exchange.

DO NOT SEND THIS LETTER OF TRANSMITTAL OR ANY OUTSTANDING NOTES TO THE COMPANY.

3.  Inadequate Space. If the space provided in the box entitled “Description of Outstanding Notes Tendered” above is inadequate, the certificate numbers and principal amounts of Outstanding Notes tendered should be listed on a separate signed schedule affixed hereto.

4.  Withdrawal of Tenders. A tender of Outstanding Notes may be withdrawn at any time prior to the Expiration Date. To withdraw a tender of Outstanding Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth on the cover of this Letter of Transmittal or a properly transmitted “Request Message” through ATOP must be received by the Exchange Act prior to the Expiration Date. To be effective, a notice of withdrawal must: (i) specify the name of the person having deposited the Outstanding

Notes to be withdrawn (the “Depositor”); (ii) identify the Outstanding Notes to be withdrawn, including the certificate number or numbers and principal amount of such Outstanding Notes, or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited; (iii) specify the principal amount of Outstanding Notes to be withdrawn; (iv) include a statement that such holder is withdrawing his or her election to have such Outstanding Notes exchanged; (v) other than a notice transmitted through ATOP, be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the Indenture register the transfer of such Outstanding Notes into the name of the person withdrawing the tender; and (vi) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor.

The Exchange Agent will return the properly withdrawn Outstanding Notes promptly following receipt of notice of withdrawal. If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility. All questions as to the validity of notices of withdrawals, including, time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Outstanding Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Outstanding Notes will be credited to an account with such book-entry transfer facility specified by the holder) promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described under the caption “The Exchange Offer — Procedures for Tendering Outstanding Notes” in the Prospectus at any time prior to the Expiration Date.

5.  Partial Tenders (Not Applicable to Holders of Outstanding Notes that Tender by Book-Entry Transfer). Tenders of Outstanding Notes will be accepted only in integral multiples of $1,000 principal amount. If a tender for exchange is to be made with respect to less than the entire principal amount of any Outstanding Notes, fill in the principal amount of Outstanding Notes which are tendered for exchange in column (4) of the box entitled “Description of Outstanding Notes Tendered,” as more fully described in the footnotes thereto. In the case of a partial tender for exchange, a new certificate, in fully registered form, for the remainder of the principal amount of the Outstanding Notes, will be sent to the holders of Outstanding Notes unless otherwise indicated in the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” above, as soon as practicable after the expiration or termination of the Exchange Offer.

6.  Signatures on this Letter of Transmittal; Bond Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder of the Outstanding Notes tendered for exchange hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Outstanding Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Outstanding Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary or required documents as there are names in which certificates are held.

If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted, unless waived by the Company.

If this Letter of Transmittal is signed by the registered holder of the Outstanding Notes listed and transmitted hereby, no endorsements of certificates or separate bond powers are required unless certificates for Outstanding Notes not tendered or not accepted for exchange are to be issued or returned in the name of a person other than for the registered holder thereof. Signatures on such certificates must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

If this Letter of Transmittal is signed by a person other than the registered holder of the Outstanding Notes, the certificates representing such Outstanding Notes must be properly endorsed for transfer by the registered holder or be accompanied by a properly completed bond power from the registered holder or appropriate powers of attorney, in any case signed by such registered holder exactly as the name(s) of the registered holder of the Outstanding Notes appear(s) on the certificates. Signatures on the endorsement or bond power must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

7.  Transfer Taxes. Except as set forth in this Instruction 7, the Company will pay or cause to be paid any transfer taxes applicable to the exchange of the Outstanding Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Outstanding Notes pursuant to the Exchange Offer, then the amount of any transfer taxes (whether imposed on the registered holders or any other persons) will be payable by the tendering holder. If satisfactory evidence of the payment of such taxes or exemptions therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

8.  Special Issuance and Delivery Instructions. Tendering holders of Outstanding Notes should indicate in the applicable box the name and address to which the Exchange Notes issued pursuant to the Exchange Offer and any substitute certificates evidencing the Outstanding Notes not exchanged are to be issued or sent, if different from the name or address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the Employer Identification or Social Security Number of the person named must also be indicated. A holder of Outstanding Notes tendering Outstanding Notes by book-entry transfer may request that the Exchange Notes and the Outstanding Notes not exchanged be credited to such account maintained at the DTC as such holder of Outstanding Notes may designate. If no such instructions are given, such Exchange Notes and Outstanding Notes not exchanged will be returned to the name or address of the person signing this Letter of Transmittal or credited to the account listed beneath the box entitled “Description of Outstanding Notes.”

9.  Irregularities. All questions as to the forms of all documents and the validity of (including time of receipt) and acceptance of the tenders and withdrawals of Outstanding Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Outstanding Notes that are not in proper form or the acceptance of which would, in the Company’s opinion or the judgment of the Company’s counsel, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. The Company’s interpretations of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Outstanding Notes must be cured within such time as the Company determines, unless waived by the Company. Tenders of Outstanding Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. Neither the Company, the Exchange Agent, nor any other person will be under any duty to give notice of any defects or irregularities in tenders of Outstanding Notes, or will incur any liability to registered holders of Outstanding Notes for failure to give such notice.

10.  Waiver of Conditions. To the extent permitted by applicable law, the Company reserves the right to waive any and all conditions to the Exchange Offer as described under “The Exchange Offer — Conditions to the Exchange Offer” in the Prospectus, and accept for exchange any Outstanding Notes tendered.

11.  Tax Identification Number and Backup Withholding. To prevent backup withholding on any payments that are made to a holder with respect to the exchange notes, the holder is required to provide the Company (as payer) or other payer with such holder’s correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 below or otherwise establish a basis for exemption. If such holder is an individual, the TIN is his or her social security number. If the payer is not provided with the current TIN or an adequate basis for an exemption, such tendering holder may be subject to a $50 penalty imposed by the Internal Revenue Service, and all payments that are made to such holder may be subject to backup withholding. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the Outstanding Notes are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute W-9 (the W-9 Guidelines) attached hereto.

Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. See the enclosed W-9 Guidelines for additional instructions.

To prevent backup withholding on reportable payments of principal and interest, including any additional interest, by the Company (when acting as payer), each tendering holder of Outstanding Notes must provide its correct TIN by completing the Substitute Form W-9 set forth below, certifying that the TIN provided is correct (or that such holder is awaiting a TIN) and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that such holder is subject to a backup withholding as a result of a failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. If the tendering holder of Outstanding Notes is a nonresident alien or foreign entity not subject to backup withholding, such holder must give the Company a completed Form W-8BEN Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, or other appropriate Form W-8. These forms may be obtained from the Exchange Agent. If the Outstanding Notes are in more than one name or are not in the name of the actual owner, such holder should consult the W-9 Guidelines for information on which TIN to report. If such holder does not have a TIN, such holder should consult the W-9 Guidelines for instructions on applying for a TIN, check the box in Part 2 of the Substitute Form W-9 and write “applied for” in lieu of its TIN. Note: checking this box and writing “applied for” on the form means that such holder has already applied for a TIN or that such holder intends to apply for one in the near future. If a holder checks the box in Part 2 of the Substitute Form W-9 and writes “applied for” on that form, backup withholding, currently at a rate of 28%, will nevertheless apply to all reportable payments made to such holder if such holder does not provide a TIN by the time of payment. If such a holder furnishes its TIN to the Company within 60 calendar days, however, any amounts so withheld shall be refunded to such holder.

Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

12.  Mutilated, Lost, Stolen or Destroyed Outstanding Notes. Any holder whose Outstanding Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address or telephone number set forth on the cover of this Letter of Transmittal for further instructions.

13.  Requests for Assistance or Additional Copies. Requests for assistance relating to the procedure for tendering, as well as requests for additional copies of the Prospectus, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Exchange Agent at its address set forth on the cover of this Letter of Transmittal.

14.  No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Outstanding Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Outstanding Notes for exchange.

15.  No Notice of Defect. Neither the Company, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Outstanding Notes nor shall any of them incur any liability for failure to give any such notice.

16.  Incorporation of Letter of Transmittal. This Letter of Transmittal shall be deemed to be incorporated in and acknowledged and accepted by any tender through ATOP procedures by any participant on behalf of itself and the beneficial owners of any Outstanding Notes so tendered.

IMPORTANT — All physically delivered Outstanding Notes (or a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC, in the case of book-entry transfer not effected through ATOP), as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimiles thereof) and any other required documents, must be received by the Exchange Agent at its address set forth on the cover of this Letter of Transmittal prior to the Expiration Date or the tendering holder must comply with the guaranteed delivery procedures set forth in this Letter of Transmittal. Delivery of the documents to DTC or the Company does not constitute delivery to the Exchange Agent.

TO BE COMPLETED BY ALL TENDERING HOLDERS
(See Instruction 11)
PAYER’S NAME: WELLS FARGO BANK, NATIONAL ASSOCIATION

SUBSTITUTE Form W-9 Payer’s Request for Taxpayer Identification Number (TIN)	PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (TIN) IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. IF YOU ARE AWAITING A TIN, CHECK THE BOX IN PART III. FOR ADDITIONAL INSTRUCTIONS, SEE THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TIN ON SUBSTITUTE FORM W-9.

Name:

Business Name:
Part I — Social Security Number OR
Employer Identification Number

Part II — For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, check the Exempt box below, and complete the Substitute Form W-9.

Exempt ☐

Please check appropriate box
☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other	Part III Awaiting TIN ☐ Please complete the Certificate of Awaiting Taxpayer Number below.

Address

City, State, Zip Code

Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you arc currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE:	DATE:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART III OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number, 28% of all reportable payments made to me will be withheld until I provide a taxpayer identification number.

SIGNATURE:	DATE:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN A $50 PENALTY IMPOSED BY THE IRS AND BACKUP WITHHOLDING OF 28% OF ANY PAYMENT. PLEASE REVIEW THE ENCLOSED GUIDELINES.

GUIDELINES FOR CERTIFICATION OF
TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer—
Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

	For this type of account:	Give the name and social security number of—
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)
	b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee(1) The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)
	For this type of account:	Give the name and employer identification number of—
6.	Sole proprietorship or single-member LLC	The owner(3)
7.	A valid trust, estate, or pension trust	The legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
If you do not have a taxpayer identification number, apply for one immediately. To apply for a SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a TIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1 (800) TAX-FORM, or from the IRS Web Site at www.irs.gov.
Payees Exempt From Backup Withholding
Payees specifically exempted from backup withholding include:

1.	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4.	A foreign government or any of its political subdivisions, agencies or instrumentalities.

5.	An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

 6.  A corporation.

7.	A foreign central bank of issue.

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

9.	A futures commission merchant registered with the Commodity Futures Trading Commission.

10.	A real estate investment trust.

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.	A common trust fund operated by a bank under Section 584(a).

13.	A financial institution.

14.	A middleman known in the investment community as a nominee or custodian.

15.	A trust exempt from tax under Section 664 or described in Section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for. .	THEN the payment is exempt for. .
Interest and dividend payments	All exempt recipients except for 9
Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the “Exempt from backup withholding” box, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.
Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes and to cities, states, and the District of Columbia to carry out their tax laws, and may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)	Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.